UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2009

ARVINMERITOR, INC.
(Exact name of registrant as specified in its charter)

                             Indiana                           1-15983                    38-3354643

              (State or other jurisdiction     (Commission             (IRS Employer

                     of incorporation)                   File No.)              Identification No.)

2135 West Maple Road

Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.      Results of Operations and Financial Condition

On January 8, 2009, ArvinMeritor, Inc. (“ArvinMeritor”) issued a press release providing a business update relating to its Light Vehicle Systems business and an update on financial reporting for fiscal year 2009. In the release, ArvinMeritor stated that due to a change in the expected composition of continuing operations in 2009, it was withdrawing the first fiscal quarter guidance and sensitivity analysis for continuing operations provided in its December 9, 2008 press release and presentation to analysts. The January 8, 2009 release is furnished as Exhibit 99a to this Form 8-K.

The information in this Item 2.02 of Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     On January 8, 2009, ArvinMeritor also announced that Philip R. Martens, Senior Vice President and President, Light Vehicle Systems, will leave ArvinMeritor effective immediately to pursue other opportunities.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

99a – Press release of ArvinMeritor, Inc., dated January 8, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         ARVINMERITOR, INC.

By: /s/ Vernon G. Baker, II

                                                                     Vernon G. Baker, II

                                                                     Senior Vice President and General Counsel
Date: January 8, 2009

     EXHIBIT INDEX

Exhibit No.     Description

99a                Press release of ArvinMeritor, Inc., dated January 8, 2009